UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2007

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-31680 (Commission File Number)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

        Item 7.01.  Regulation FD Disclosure.

        As previously announced, several members of management of Bradley Pharmaceuticals, Inc. (the “Company” or “Bradley”) participated in the CIBC World Markets Annual Biotechnology & Specialty Pharmaceuticals Conference on April 11, 2007 at the Millennium Broadway Hotel in New York City. A copy of the presentation, which was used at the CIBC World Markets Annual Biotechnology & Specialty Pharmaceuticals Conference and potentially will be delivered by members of the Company’s management at other industry and investor presentations from time to time, is attached as Exhibit 99.1 and incorporated by reference into this Item 7.01. In addition, a copy of the presentation appears on the Calendar of Events page of the Company’s website at www.bradpharm.com. Playback of the CIBC World Markets Annual Biotechnology & Specialty Pharmaceuticals Conference presentation will be available on the Company’s website at www.bradpharm.com for 90 days.

        The Company makes no admission as to the materiality of any information in this report. The information contained in the slides is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company makes, by press release or otherwise, from time to time.

        Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description
99.1	Investor presentation materials

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA Chief Financial Officer and Vice President

Dated: April 11, 2007

EXHIBIT INDEX

Number	Description
99.1	Investor presentation materials